                         AGREEMENT OF SALE AND PURCHASE

                                     BETWEEN

                          THE BENENSON CAPITAL COMPANY,
                  LAWRENCE A. BENENSON AND RAYMOND E. BENENSON

                                                        SELLER

                                       AND

                          YORK AVENUE DEVELOPMENT, INC.

                                                        PURCHASER

                            DATE: SEPTEMBER 9, 1999

                                    PREMISES:

                                1334 YORK AVENUE
                               NEW YORK, NEW YORK

                                TABLE OF CONTENTS

ARTICLE I          INCLUSIONS IN SALE AND EXCLUSIONS FROM SALE............1

ARTICLE 2          PURCHASE PRICE.........................................2
ARTICLE 3          REPRESENTATIONS AND WARRANTIES.........................3

ARTICLE 4          STATE OF TITLE OF PROPERTY.............................4

ARTICLE 5          TITLE INSURANCE AND ABILITY OF SELLER TO CONVEY........5

ARTICLE 6          CLOSING COSTS..........................................6

ARTICLE 7          INTENTIONALLY OMITTED..................................6

ARTICLE 8          INTENTIONALLY OMITTED..................................6

ARTICLE 9          ACKNOWLEDGMENTS OF PURCHASER;
                   CONDITION OF PROPERTY..................................7

ARTICLE 10         OPERATIONS PRIOR TO CLOSING............................8

ARTICLE 11         CASUALTY AND EMINENT DOMAIN............................8

ARTICLE 12         INTENTIONALLY OMITTED..................................9

ARTICLE 13         CLOSING ADJUSTMENTS....................................9

ARTICLE 14         CLOSING DOCUMENTS; OBLIGATIONS OF PURCHASER
                   AND SELLER AT CLOSING..................................9

ARTICLE 15         VIOLATIONS............................................11

ARTICLE 16         SALES TAX.............................................11

ARTICLE 17         UNPAID TAXES; LIENS OR ENCUMBRANCES...................12

ARTICLE 18         THE CLOSING...........................................12

ARTICLE 18A        NOTICES...............................................13

ARTICLE 19         DEFAULTS; GUARANTY....................................14



ARTICLE 20         CONDITIONS; SURVIVAL..................................15

ARTICLE 21         SUCCESSORS AND ASSIGNS................................16

ARTICLE 22         BROKERS...............................................16

ARTICLE 23                 ESCROW........................................17

ARTICLE 24                 MISCELLANEOUS.................................18


EXHIBITS

Schedule A     -     Description of the Land
Schedule B     -     Permitted Encumbrances
Schedule C     -     FIRPTA Certificates
Schedule D     -     Guaranty of Sotheby's, Inc.

         AGREEMENT OF SALE AND PURCHASE (this "AGREEMENT") is made and entered into as of September __, 1999, by and between THE BENENSON CAPITAL COMPANY, a New York general partnership, having an office at 708 Third Avenue, 28th Floor, New York, New York 10017, LAWRENCE A. BENENSON, residing at 866 United Nations Plaza, New York, New York 10312 and RAYMOND E. BENENSON, residing at 1122 Ruffner Road, Niskayuna, New York 12309 (collectively "SELLER"), and YORK AVENUE DEVELOPMENT, INC., a New York corporation, having an office at 1334 York Avenue, New York, New York 10021 ("PURCHASER").

                              W I T N E S S E T H :

         Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the land and the buildings known as and located at 1334 York Avenue, New York, New York (the "PROPERTY").

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms, provisions and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:

                                    ARTICLE I

                   INCLUSIONS IN SALE AND EXCLUSIONS FROM SALE

         1.1      The term "PROPERTY" shall mean the following:

                  1.1.1 The land described on SCHEDULE "A" annexed hereto (the "LAND").

                  1.1.2 The building, structures and improvements, together with the tenements, hereditaments and appurtenances thereto belonging or in any way appertaining, now erected or situate on the Land (collectively, the "BUILDING").

                  1.1.3 All of Seller's right, title and interest, if any, in and to the fixtures, equipment, machinery and personal property used in connection with the operation of the Property and owned by Seller and not being the property of Tenant (as hereinafter defined) or any other party.

                  1.1.4 All right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and any strips and gores adjacent to the Land, and all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Land and Building by reason of change of grade of any street.

                  1.1.5 All of Seller's interest, as lessor, in the lease between Seller, as lessor, and Sotheby Park Bernet, Inc ("TENANT"), as lessee, dated as of July 25, 1979 as the same may have been assigned and amended from time to time to date (the "LEASE").

                  1.1.6 All right, title and interest of Seller, in and to any easements, rights-of-way, interests, appurtenances and other rights of any kind relating to or pertaining to the Land.


                                    ARTICLE 2

                                 PURCHASE PRICE

         2.1      PURCHASE PRICE.   The purchase  price for the Property to be
paid by Purchaser to Seller shall be the amount of ELEVEN MILLION THREE HUNDRED SIXTY EIGHT THOUSAND AND 00/100 ($11,368,000.00) DOLLARS (the "PURCHASE PRICE").

         2.2 PAYMENT OF PURCHASE PRICE. Purchaser agrees to pay the Purchase Price to Seller as follows:

                  2.2.1 DEPOSIT. ONE MILLION ONE HUNDRED THIRTY-SIX THOUSAND EIGHT HUNDRED AND 00/100 ($1,136,800.00) DOLLARS (the "DEPOSIT") paid simultaneously herewith by wire transfer of immediate clearance Federal Reserve Funds (as such term is hereinafter defined in Section 2.2.2) to, at Seller's direction, the escrow account of Goldfarb & Fleece or to Chicago Deferred Exchange Corporation. The proceeds of the Deposit, and all interest accrued thereon, shall be held in escrow and shall be payable in accordance with Article 23 hereof.

                  2.2.2 PAYMENT AT CLOSING. TEN MILLION TWO HUNDRED THIRTY-ONE THOUSAND TWO HUNDRED AND 00/100 ($10,231,200.00) DOLLARS (the "CASH BALANCE") shall be paid by Purchaser to Seller at the Closing. The Cash Balance shall be paid by wire transfer of immediate clearance " Federal Reserve Funds" (as such term is hereinafter defined) to such account and bank or other institution as Seller may, in writing, designate, provided that Seller may designate on not less than one (1) business day's prior notice that the Cash Balance be wire transferred to not more than three (3) designated recipients. As used herein, the term "FEDERAL RESERVE FUNDS" shall be deemed to mean the receipt by a bank or banks or other institution in the continental United States designated by Seller of U.S. dollars in form that does not require further clearance, and may be applied at the direction of Seller by such recipient bank or banks or other institution on the day of receipt of advice that such funds have been wire transferred. The description of the manner in which such funds are to be transmitted, and the number of designated recipients thereof, shall apply with respect to the Cash Balance as well as to any other funds to be paid to Seller hereunder, including, but not limited to, any funds to be paid to Seller as a result of the adjustments to be made pursuant to Article 13 hereof.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS OF SELLER. Seller hereby represents and warrants to Purchaser that the following facts and conditions exist on the date hereof.

                  3.1.1 THE LEASE. The Property is leased to Tenant pursuant to the Lease, which is in full force and effect.

                  3.1.2 NO FOREIGN PERSON. Seller is not a "foreign person" as such term is defined in Section 1445 of the Internal Revenue Code of 1954, as amended (the "CODE").

         3.2 AUTHORITY AND BINDING EFFECT; NO BREACH OR PROHIBITION. Each party hereto represents to the other that each person or entity executing this Agreement by or on behalf of the representing party has the authority to act on its behalf, has been or will be duly authorized to act on its behalf, and that the performance of this Agreement will not be in violation of its by-laws, charter, operating, partnership or trust agreement, or any law, ordinance, rule, regulation or order of any governmental body having jurisdiction, or the provisions of any agreements to which it is a party or by the terms of which it is bound, and, at the Closing, each party shall furnish to the other party and to the "Title Company" (as such term is defined in Section 5.1 hereof), reasonably satisfactory evidence of such authority and approval.

         3.3 PURCHASER'S KNOWLEDGE; DISCLOSURE. To the extent that Purchaser has, subsequent to the date hereof, actual knowledge of any default or any misrepresentation or incorrect warranty of Seller made in this Agreement, Purchaser shall promptly notify Seller of same. Reference is made to Section
20.1 hereof with respect to the effect of Purchaser's knowledge of any misrepresentation or incorrect warranty at or before the Closing.

         3.4 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. Purchaser acknowledges that, except as expressly provided herein, neither Seller nor anyone acting for or on behalf of Seller has made any representation, warranty, or promise to Purchaser concerning (a) the physical aspects and conditions of the Property or any portion of the Property, (b) the feasibility or desirability of the purchase of the Property; (c) the market status, projected income from or development expenses of the Property; (d) the Property's compliance or non-compliance with any requirements of laws, or (e) any other matter whatsoever with respect to the Property (except as contained herein), express or implied, including, by way of description but not limitation, those of fitness for a particular purpose, tenantability, habitability and use; and that all matters concerning the Property are to be independently verified by Purchaser. Purchaser acknowledges that, except as otherwise expressly provided in this Agreement, it is purchasing the Property in its physical condition as of the Closing Date.

         3.5 RIGHT TO ADJOURN CLOSING. Seller shall have the right to adjourn the Closing for up to sixty (60) days, for the purpose of curing any default, misrepresentation or incorrect warranty.


                                    ARTICLE 4

                           STATE OF TITLE OF PROPERTY

         4.1 PERMITTED ENCUMBRANCES. Purchaser shall accept title to the Property subject to the following (the "PERMITTED ENCUMBRANCES"):

                  4.1.1 The matters set forth in SCHEDULE B attached hereto and made a part hereof.

                  4.1.2 In addition to the restrictive covenants referred to in SCHEDULE B, such other covenants, restrictions, easements and agreements of record, if any, affecting the Property, or any part thereof.

                  4.1.3 Any mechanic's lien or other lien which is the obligation of the Tenant under the Lease to bond or remove of record.

                  4.1.4 Any exception to coverage by the Title Company, other than a Permitted Encumbrance, provided that the Title Company insures same against collection out of or enforcement against the Property.

                  4.1.5 Any easement or right of use created in favor of any public utility company for electricity, steam, gas, telephone, water or other service, and the right to install, use, maintain, repair and replace wires, cables, terminal boxes, lines, service connections, poles, mains, facilities and the like, upon, under and across the Property.

                  4.1.6 The printed exceptions contained in the form of title insurance policy then issued by the Title Company which shall insure Purchaser's title.

                  4.1.7 Possible lack of right to maintain vaults, fences retaining walls, chutes, cornices and other installations encroaching beyond the property line and possible variance between the record description and the tax map.

                  4.1.8 Any state of facts an accurate survey or personal inspection of the Property would disclose.

                  4.1.9 Liens, encumbrances or any other matters created or suffered by Tenant including, but not limited to, those which are the obligation of Tenant to pay, discharge, remove or comply with.

                  4.1.10 Anything or matter arising, directly or indirectly, out of, under or in connection with the Lease and which is the obligation or responsibility of Tenant.


                                    ARTICLE 5

                 TITLE INSURANCE AND ABILITY OF SELLER TO CONVEY

         5.1 TITLE INSURANCE. Seller shall give and Purchaser shall accept a title search as Chicago Title Insurance Company (the "TITLE COMPANY") will be willing to insure subject only to the matters provided for in this Agreement. Purchaser agrees to make, promptly after the signing hereof, application for a title insurance report directly from the Title Company. Purchaser shall deliver to Seller's attorneys, Goldfarb & Fleece, 345 Park Avenue, New York, New York 10154, Attention: Emanuel Lubin, Esq., not more than twenty (20) days from the date hereof, a copy of the title report issued by Title Company together with a written notice by Purchaser of any objections to title which are not Permitted Encumbrances and which Purchaser is unwilling to waive. In the event Seller is required or desires to remove any objection, but is unable to do so prior to the Closing Date, Purchaser hereby grants to Seller a reasonable adjournment of the Closing Date during which time Seller may attempt to remedy same for a period up to one hundred twenty (120) days.

         5.2 TITLE OBJECTIONS. (i) If there are any liens, charges, easements, agreements of record, encumbrances or other objections to title (collectively, "TITLE OBJECTIONS"), other than (x) the Permitted Encumbrances or
(y) Title Objections which Purchaser has waived or agreed to take title subject to, which are not waived in accordance with the provisions of Section 5.1 which were caused by, resulted from or arose out of a grant by Seller to any person or entity of a mortgage or other security interest affecting the Property, or the performance of work on behalf of Seller upon all or any portion of the Property, then Seller shall remove such Title Objections. If Seller fails to remove any Title Objection(s) in accordance with the provisions of the immediately preceding sentence, Purchaser, nevertheless, may elect (at or prior to Closing) to consummate the transaction provided for herein subject to any such Title Objection(s) as may exist as of the Closing Date, with a credit allocated against the Cash Balance payable at the Closing equal to the sum necessary to remove such Title Objection(s), provided, however, if Purchaser makes such election, Purchaser shall not be entitled to any other credit, nor shall Seller bear any further liability, with respect to any such Title Objections(s). If Purchaser shall not so elect, Purchaser may terminate this Agreement and (a) Seller's sole liability thereafter shall be to cause the Deposit, together with any interest earned thereon while in escrow, to be refunded to Purchaser, and, upon the return of the Deposit and any such interest, this Agreement shall be terminated and the parties hereto shall be relieved of all further obligations and liability under this Agreement, other than with respect to the provisions of this Agreement which expressly survive a termination of this Agreement and (b) such termination shall not otherwise affect the Lease or the Option Agreement dated July 25, 1979 between Seller as Optioner and 089 Nosidam Corp., as Optionee, as the same may have been heretofore assigned and amended from time to time to date (the "OPTION AGREEMENT").

                                    (ii)....If, at the time of the conveyance of
the Property, the Property is affected by or subject to the lien of unpaid franchise taxes or New York City Corporation Business Taxes of any corporation or trust in the chain of title, Purchaser shall take title subject thereto, provided that the Title Company will insure against collection of such taxes out of the Property without the payment of any additional premium therefor by Purchaser.

         5.3     NO FURTHER ACTION. Except as expressly set forth in Sections
5.1 and 5.2 hereof, nothing contained in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any Title Objections, or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller, at law or in equity, for Seller's inability to convey title in accordance with the terms of this Agreement. However, Seller agrees to discharge any lien imposed on the Property during the time Seller has owned the Property, which may be discharged by a liquidated ascertainable sum of money and which is not a Permitted Encumbrance.

                                    ARTICLE 6

                                  CLOSING COSTS

         6.1 PURCHASER'S OBLIGATIONS. Purchaser shall pay the costs of examination of title and any owner's policy of title insurance to be issued insuring Purchaser's title to the Property, as well as all other title charges, survey fees, mortgage recording tax, if applicable, and any and all other costs or expenses incident to the recordation of the Deed (as hereinafter defined).

         6.2 SELLER'S OBLIGATIONS. Seller shall pay the following amounts payable in connection with the delivery of the Deed:

                  (i) the amount imposed pursuant to Article 31 of the New York State Tax Law; and

                  (ii) the amount due in connection with the Real Property Transfer Tax imposed by Title 11 of Chapter 21 of the Administrative Code of the City of New York.


                                    ARTICLE 7

                              INTENTIONALLY OMITTED

                                    ARTICLE 8

                              INTENTIONALLY OMITTED

                                    ARTICLE 9

               ACKNOWLEDGMENTS OF PURCHASER; CONDITION OF PROPERTY

         9.1 ANALYSIS AND EVALUATION OF THE PROPERTY. Purchaser acknowledges that Purchaser has made its own analysis and evaluation of the Property, the operation, the income potential, profits and expenses thereof, its condition and all other matters affecting or relating to the transaction underlying this Agreement as Purchaser deemed necessary, including, without limitation, the layout, the Lease, square footage, rents, income, expenses and operation of the Property. In entering into this Agreement, Purchaser has not been induced by, and has not relied upon any, representations, warranties, statements or covenants, express or implied, made by Seller or any agent, employee or other representative of Seller which are not expressly set forth in this Agreement.

         9.2 NO EFFECT ON PURCHASER'S OBLIGATIONS. Purchaser further acknowledges that its covenants, agreements and obligations under this Agreement shall not be excused or modified by: (i) the business or financial condition of Tenant, (ii) the physical condition of the Building or personal property, or its fitness, merchantability or suitability for any use or purpose, (iii) rents, income or expenses of the Property, (iv) the compliance or non-compliance of the Property with any laws, codes, ordinances, rules or regulations of any Governmental Authority and any violations thereof existing or subsequently imposed, (v) the environmental condition of the Property or the Property's compliance or non-compliance with any laws, codes, ordinances, rules or regulations or any Governmental Authority relating to the presence, use, storage, handling or removal of any hazardous substances, (vi) the current or future use of the Property, including, but not limited to, the Property's use for commercial, retail, industrial or other purposes, (vii) the current or future real estate tax liability, assessment or valuation of the Property,
(viii) the availability or nonavailability or any benefits conferred by Federal, state or municipal laws, whether for subsidiaries, special real estate treatment or other benefits of any kind, (ix) the availability or unavailability of any licenses, permits, approvals or certificates which may be required in connection with the operation of the Property, (x) the compliance or non-compliance of the Property, in its current zoning or a variance with respect to the Property's non-compliance, if any, with any zoning ordinances, except as herein specifically set forth, or (xi) the conformity of the use of the Property with any certificate of occupancy.

         9.3 NO OTHER REPRESENTATIONS. Purchaser hereby expressly acknowledges that, except as expressly provided in Section 3.1, neither Seller nor anyone acting for or on behalf of Seller has made any representation, warranty, or promise to Purchaser concerning any of the foregoing, nor: (a) the physical aspect and condition of any portion of the Property; (b) the feasibility or desirability of the purchase of the Property; (c) the market status, projected income from or development expenses for the Property; or (d) any other matter whatsoever with respect to the Property (except as contained herein), express or implied, including by way of description, but not limitation, those of fitness for a particular purpose, tenantability, habitability and use, and that all matters concerning the Property have been independently verified by Purchaser. Purchaser acknowledges and agrees to take the Property "as is", in its physical condition and state of repair as of the Closing Date.

         9.4 OUTSIDE REPRESENTATIONS. Seller is not liable or bound in any manner by any verbal or written statements, representations, real estate "set-ups," offering memorandum or information pertaining to the Property or its physical condition, layout, the Lease, footage, rents, income, expenses, operation or any other matter or thing furnished by any agent, employee, servant, or any other person, unless specifically set forth in this Agreement. Purchaser hereby waives, to the extent permitted by law, any and all implied warranties.

         9.5 ENVIRONMENTAL INVESTIGATION OF THE PROPERTY. Purchaser acknowledges that it has had an opportunity to conduct its own environmental investigation of the Property. Purchaser is aware of the environmental conditions affecting or related to the Property and Purchaser agrees to take the Property subject to such conditions. Purchaser agrees to assume all environmental costs and liabilities arising out of or in any way connected to the Property and the condition thereof. Purchaser agrees to indemnify Seller from any obligation to pay any such costs and liabilities and to indemnify and hold harmless Seller from and against any and all claims, demands, payments, losses, costs and expenses, including attorneys' fees, relating to any such investigation or condition as well as any such costs and liabilities. The provisions of this Section 9.5 shall survive the Closing.

                                   ARTICLE 10

                           OPERATIONS PRIOR TO CLOSING

         10.1 CONTINUED OPERATION. Purchaser acknowledges that the Property is leased to Tenant pursuant to the Lease and, accordingly, Tenant, and not Seller, has control over and operates the Property.


                                   ARTICLE 11

                           CASUALTY AND EMINENT DOMAIN

         11.1 CASUALTY. Restoration of any damage or destruction to the Property or any part thereof due to fire or other casualty shall not affect the Purchase Price or the Closing hereunder or any other rights or obligations of the parties under this Agreement. Provided Closing occurs, Seller agrees to deliver to Purchaser any proceeds of insurance actually received by Seller in connection with any such fire or casualty.

         11.2 EMINENT DOMAIN. In the event of condemnation of the Property or any part thereof between the date hereof and the Closing Date, such condemnation shall not affect the Purchase Price or the Closing hereunder or any other rights or obligations of the parties under this Agreement, provided, however, so long as Closing occurs, Purchaser shall be entitled to any and all awards then or thereafter made in condemnation proceeding and Seller shall assign, or in the case of any award previously made, deliver to Purchaser at Closing, such award as may be made or all rights thereto.

         11.3.    SURVIVAL.   This Article 11 shall  survive the Closing and is
intended to be an express  provision to the  contrary  within the meaning of
Section  5-1311 of the General Obligations Law.


                                   ARTICLE 12

                              INTENTIONALLY OMITTED

                                   ARTICLE 13

                               CLOSING ADJUSTMENTS

         13.1     ADJUSTMENTS AND PRORATIONS.    The following matters and items
shall be apportioned or adjusted between the parties hereto at the closing of title to the Property pursuant to this Agreement (the "Closing"), as of 12:01. A.M. on the day of the Closing.

                  13.1.1 BASIC RENT. Basic Rent paid or payable by Tenant under the Lease shall be adjusted and prorated.

         13.2.    OTHER.   Except as otherwise provided in this Agreement,
the customs regarding title closings, as recommended by The Real Estate Board of New York, Inc., shall apply to all apportionments.


                                   ARTICLE 14

                   CLOSING DOCUMENTS; OBLIGATIONS OF PURCHASER
                              AND SELLER AT CLOSING

         14.1 SELLER'S OBLIGATION TO CLOSE. In the event of a default by Tenant under the Lease and the termination of the Lease as a result thereof prior to Closing, this Agreement shall immediately expire upon such termination of the Lease and, thereupon, the rights and privileges of Purchaser hereunder shall be null and void and Seller shall have no obligation of any kind or nature whatsoever to Purchaser hereunder except that, so long as (i) Purchaser is not otherwise in default of any of its obligations hereunder and (ii) Seller is not entitled to a refund of the Deposit and any interest thereon pursuant to any provision of this Agreement, the Deposit and any interest thereon shall be returned to Purchaser. Upon the return of the Deposit and any such interest, the parties hereto shall be relieved of all further obligations and liability under this Agreement other than with respect to provisions of this Agreement which expressly survive a termination of this Agreement including, but not limited to, the next succeeding sentence of this Section 14.1. At the request of Seller, Purchaser will execute and deliver to Seller a written statement, in recordable form, that this Agreement is null and void.

         14.2     SELLER'S OBLIGATIONS AT CLOSING.   On the Closing Date, Seller
shall deliver or cause to be delivered to Purchaser the following:

                  14.2.1 A bargain and sale deed without covenant conveying title to the Property (which deed shall not contain the covenant required by Section 13 of the Lien Law) (the "Deed").

                  14.2.2 A letter to Tenant advising Tenant of the change of ownership of the Property (the "Tenant Notice Letter"), and Purchaser agrees to deliver the Tenant Notice Letter to Tenant promptly after the Closing.

                  14.2.3 Evidence reasonably acceptable to the Title Company authorizing the consummation by Seller of the transaction contemplated by this Agreement, and the execution and delivery of documents on behalf of Seller.

                  14.2.4 The certificate with respect to FIRPTA compliance in the form of SCHEDULE C annexed hereto.

                  14.2.5 The New York City Department of Finance Real Property Transfer Tax Return (the "RPT Return") and the New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate
(the "Form TP-584").

                  14.2.6 A release of the Escrow Agent from its duties, if applicable, and direction to disburse the Deposit, together with interest thereon, to Seller.

                  14.2.7 Such other documents as may be reasonably and customarily required by the Title Company to consummate the transaction contemplated by this Agreement.

         14.3 PURCHASER'S OBLIGATIONS AT CLOSING. Purchaser shall deliver or cause to be delivered to Seller on the Closing Date the following:

                  14.3.1 The Cash Balance.

                  14.3.2 Duplicate originals of the RPT Return, Form TP-584 and the Tenant Notice Letter.

                  14.3.3 Evidence reasonably acceptable to Seller and the Title Company authorizing the consummation by Purchaser of the transaction which is the subject of this Agreement, and the execution and delivery of documents on behalf of Purchaser.

                  14.3.4 A release of the Escrow Agent from its duties, if applicable, and direction to disburse the Deposit, together with interest thereon to, or as directed by, Seller.

                  14.3.5 Such other documents as may be reasonably and customarily required by the Title Company to consummate the transaction contemplated by this Agreement.

                                   ARTICLE 15

                                   VIOLATIONS

         15.1     Without limiting the generality of the provisions of this
Article 15, Purchaser agrees to purchase the Property subject to any and all notes or notices of violations of law, ordinances, orders or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau, or any other Governmental Authority having jurisdiction over the Property (individually, a "Violation", collectively, "Violations"), or any lien imposed in connection with any of the foregoing, or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on the Property. Seller shall have no duty to remove or comply with or repair any condition, matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on the Property. Seller shall have no duty to remove or comply with or repair any of the aforementioned Violations, liens or other conditions, and Purchaser shall accept the Property subject to all such Violations and liens, the existence of any conditions at the Property which would give rise to such Violations or liens, if any, and any governmental claims arising from the existence of such Violations and liens, in each case without any abatement of or credit against the Purchase Price.

                                   ARTICLE 16

                                    SALES TAX

         16.1 Although it is not anticipated by the parties that any sales tax shall be due and payable, Purchaser agrees that Purchaser shall pay any sales tax assessed in connection with the sale of the Property to Purchaser and save, defend, indemnify and hold Seller harmless from and against any and all liability for any sales tax which may now or hereafter be imposed upon Seller or the Property with respect to the sale of any personal property. The parties hereto agree that no part of the Purchase Price is attributable to personal property. The provisions of this Section shall survive the Closing.

                                   ARTICLE 17

                       UNPAID TAXES; LIENS OR ENCUMBRANCES

         17.1. Seller may use any portion of the Cash Balance to satisfy any liens or encumbrances which exist on the Closing Date which are not Permitted Encumbrances, provided that Seller delivers to Purchaser at Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments, or pay such sums or perform such acts as will enable the Title Company to insure Purchaser that such lien(s) will not be collected out of the Property, or deposit with Purchaser's attorneys reasonably sufficient funds to enable Purchaser's attorneys to obtain and record such instruments.

         17.2. If Seller requests within a reasonable time prior to the Closing Date, Purchaser agrees to provide at the Closing separate certified checks or official cashier's checks, which in the aggregate equal the amount of the Cash Balance, in order to pay the amounts payable by Seller pursuant to
Section 6.2 hereof.

                                   ARTICLE 18

                                   THE CLOSING

         18.1 THE CLOSING. The sale and purchase of the Property contemplated by the terms and conditions of this Agreement shall, subject to the provisions of this Agreement including, but not limited to, Section 14.1 hereof, be consummated at the Closing.

                  18.1.1  LOCATION AND DATE OF CLOSING.  (a)   The Closing shall
occur on January 31, 2000 (the "Closing Date") and shall take place at the offices of Seller's attorneys, Goldfarb & Fleece, 345 Park Avenue, New York, New York at 10:00 A.M., on the Closing Date.

                           (b)   Seller shall have the right to extend the
Closing Date to May 1, 2000 by notice given to Purchaser no later than January 21, 2000.

                           (c)   Provided Seller shall have extended the
Closing Date pursuant to the provisions of subparagraph (b) hereof, Seller shall have the further right to again extend the Closing Date to July 31, 2000 by notice given to Purchaser no later than April 21, 2000.

                           (d)   Notwithstanding the provisions of the preceding
subparagraphs (a), (b), (c) and (d) hereof, Seller, shall have the right to accelerate the Closing Date to any date after the date which shall be thirty
(30) days following the date of this Agreement by notice given to Purchaser at least fifteen (15) days prior to the date fixed in such notice.

                  18.1.2   DELIVERY OF DOCUMENTS.   At the Closing, the closing
documents referred to in Section 14.1 shall be delivered to Purchaser upon Seller's receipt of the payments provided for in Article 2, and the delivery of the documents referred to in Section 14.2.

         18.2     BUSINESS DAY.     For purposes of this Agreement, the term
"Business Day" shall mean all days except Saturdays, Sundays, and all days observed by the Federal Government or New York State as legal holidays.


                                   ARTICLE 18A

                                     NOTICES

                  18.A.1 Except as otherwise provided in this Agreement, any and all notices, elections, demands, requests and responses permitted or required to be given pursuant to this Agreement shall be in writing, signed by the party giving the same or by its attorneys, and shall be deemed to have been duly given and effective upon being: (i) personally delivered with receipt for delivery; or (ii) deposited with a nationally recognized express overnight delivery service (e.g., Federal Express) for next Business Day delivery with receipt for delivery; or (iii) deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth below, or at such other address within the continental United States as may be designated by a notice of change of address and given in accordance herewith. The time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall be deemed given and received at the time delivered. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice has been received, shall also constitute receipt. Any such notice, election, demand, request or response shall be addressed to the respective parties as follows:

                  (i)      if to Seller, to

                           The Benenson Capital Company,
                           Lawrence A. Benenson and Raymond E. Benenson
                           708 Third Avenue, 28th Floor
                           New York, New York10017
                           Attention:   Richard Kessler

                           with a copy by like manner to:

                           Goldfarb & Fleece
                           345 Park Avenue
                           New York, New York 10154
                           Attention:   Emanuel Lubin, Esq.

                  (ii)     if to Purchaser, to:
                           York Avenue Development, Inc.
                           1334 York Avenue
                           New York, New York 10021
                           Attention: Ms Karen S. Schuster

                           with a copy by like manner to:
                           Jones, Day, Reavis & Pogue
                           599 Lexington Avenue
                           New York, New York 10022
                           Attention: Susanna S. Fodor, Esq.

         Any notice executed or received by Goldfarb & Fleece, Esqs., Attention:
Emanuel Lubin, Esq., 345 Park Avenue, New York, New York 10154, Attorneys for Seller, or Jones, Day, Reavis & Pogue, Esqs., Attention: Susanna S. Fodor, Esq., Attorneys for Purchaser, shall have the same force and effect as though signed or received by the principal.

                                   ARTICLE 19

                               DEFAULTS; GUARANTY

                  19.1 PURCHASER'S DEFAULT. If Purchaser is in default after five (5) days written notice thereof from Seller of any of the terms or conditions of this Agreement on its part to be kept and performed or fails to accept title and pay the Cash Balance in accordance with this Agreement, (i) the Deposit, together with all interest accrued thereon, if any, shall be refunded to Seller, (ii) Seller may pursue against Purchaser an action or actions for specific performance and for such other relief, legal or equitable, as Seller deems appropriate, (iii) Purchaser shall be liable to Seller for any and all losses, costs, damages and expenses, including attorneys' fees, incurred by Seller and arising, directly or indirectly, out of, under or in connection with any such default or failure, and (iv) the Option Agreement shall thereupon be null and void and of no further force or effect, but such termination shall not otherwise affect the Lease.

         19.2. GUARANTY.   As a material inducement for Seller to enter into
this Agreement, Purchaser will deliver to Seller, upon the execution hereof, a guaranty (the "Guaranty") of Sotheby's Holdings, Inc., a Michigan corporation (the "GUARANTOR") in the form annexed hereto as SCHEDULE D.

         19.3 SELLER'S DEFAULT. Reference is hereby made to Sections 20.1 and 20.2 hereof for Purchaser's exclusive remedies in the event of a breach of representation or failure to perform any provision set forth in this Agreement on the part of Seller. If Seller shall default in the performance of its obligations hereunder, whether or not Purchaser shall have elected to accept title in accordance with the provisions of Section 5.2 hereof, then Purchaser's sole remedy shall be either to (i) terminate this Agreement and receive a refund of the Deposit together with any interest accrued thereon, together with the cost of title examination charged by the Title Company, without the issuance of a title insurance policy, or (ii) bring an action for specific performance of Seller's obligations under this Agreement, provided, however, that if Purchase shall not have commenced such action within a period of ninety (90) days following the date scheduled for Closing hereunder, Purchaser shall be deemed to have waived its right to proceed under this clause (ii) and shall be deemed instead to have elected the remedy provided for in clause (i) of this sentence. If Purchaser shall terminate this Agreement under subdivision (i) above, such termination shall not otherwise affect the Lease or the Option Agreement.

                                   ARTICLE 20

                              CONDITIONS; SURVIVAL

         20.1 CONDITIONS. (a) If Purchaser has actual knowledge, or should have actual knowledge by inspection of the Property or of the public records at or before the Closing, that (i) any representation of Seller hereunder is untrue, as of the date represented, or (ii) Seller has failed to perform, observe or comply with any covenant, agreement or condition on Seller's part to be performed hereunder, Purchaser shall notify Seller of such within five (5) days after discovery by Purchaser. Purchaser's failure to so notify Seller shall be deemed to constitute Purchaser's waiver of same as a condition to Closing and otherwise.

                  (b) In the event that (A) any of Seller's representations made in Section 3.1 are not true as of the date of this Agreement (and for the purposes hereof, a representation shall be untrue only if factually untrue and having a material and materially adverse business or legal impact on Purchaser), and (B) Purchaser has actual knowledge, or should have actual knowledge by inspection of the Property or of the public records at or before the Closing, that any of Seller's representations referred to in clause (A) of this sentence are untrue, then Purchaser's sole remedy shall be either to pursue the provisions of subdivision (i) or (ii) in Section 19.3 hereof. If Purchaser shall terminate this Agreement under subdivision (i) such termination shall not otherwise affect the Lease or the Option Agreement.

         20.2 SURVIVAL. Except as specifically set forth to the contrary in this Agreement, none of the representations, warranties, covenants, indemnities, agreements, obligations or commitments made by Seller in this Agreement shall survive the Closing, the same being merged in the conveyance.

                                   ARTICLE 21

                             SUCCESSORS AND ASSIGNS

         21.1 ASSIGNMENT. Neither this Agreement nor any of the rights of Purchaser hereunder (nor the benefits of such rights) may be assigned, transferred or encumbered without Seller's prior written consent, which consent may be granted or denied in Seller's sole and absolute discretion, and any purported assignment, transfer or encumbrance without Seller's prior written consent shall be void. Notwithstanding the foregoing, Purchaser may assign this Agreement to any Affiliate of Purchaser as such term "Affiliate" is defined in Paragraph Third of the Option Agreement, provided that a duplicate original of such Assignment, executed and acknowledged by Purchaser and Assignee, which shall provide that Assignee shall agree to observe and perform all of the terms and provisions of this Agreement on the part of Purchaser to be observed and performed, shall be delivered to Seller, at least ten (10) business days prior to the Closing Date.

                                   ARTICLE 22

                                     BROKERS

         22.1 PURCHASER'S REPRESENTATION. Purchaser represents and warrants to Seller that it has not dealt with any broker, finder or consultant in connection with the transaction which is the subject of this Agreement. Purchaser further represents and warrants that in the event any claim is made against Seller for a broker's, finder's or consultant's commission or fee by anyone as a result of any acts or actions, claimed acts or actions of Purchaser or its representatives with respect to the within transaction, Purchaser, its heirs, successors and assigns do hereby agree to indemnify and hold Seller harmless from any and all loss, liability, cost, damage or expense with respect to such claims (including, without limitation, reasonable attorneys' fees and disbursements) without any charge or cost to Seller. This Section shall survive the Closing or earlier termination of this Agreement.

                                   ARTICLE 23

                                     ESCROW

         23.1. DESIGNATION OF ESCROW AGENT. The parties hereto have mutually requested that Goldfarb & Fleece ("G&F"), to act as escrow agent (the "ESCROW AGENT") for the purpose of holding the Deposit in accordance with the terms of this Agreement. Purchaser recognizes that G&F represents Seller herein and, if it acts as Escrow Agent, has agreed to act as Escrow Agent as an accommodation to both parties hereto. Purchaser further acknowledges and agrees that in the event of any dispute between the parties to this Agreement, G&F shall be free to continue its representation of Seller with regard to these matters.

         23.2. ESCROW OF DEPOSIT. The proceeds of the Deposit shall be held by the Escrow Agent until the Closing or sooner termination of this Agreement and Escrow Agent shall pay over the interest or income earned thereon, if any, to the party entitled to the ESCROW DEPOSIT (as hereinafter defined) and the party receiving such interest or income shall pay any income taxes due thereon. The proceeds of the Deposit are sometimes referred to herein as the "ESCROWED PROCEEDS" and the Escrowed Proceeds, together with any interest or income earned thereon, if any, are sometimes referred to herein as the "ESCROW DEPOSIT". In the event the Closing shall occur in accordance with the provisions of this Agreement, then, Seller and Purchaser shall deliver to Escrow Agent written instructions directing Escrow Agent to deliver the Escrow Deposit to Seller or an institution designated by Seller. If for any reason the Closing does not occur pursuant to the provisions of this Agreement and either party makes a written demand upon Escrow Agent, for payment of the Escrow Deposit, then Escrow Agent shall give written notice, in accordance with the provisions of this Agreement to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment of the Escrow Deposit pursuant to the aforesaid demand within ten (10) days after the delivery of such notice by Escrow Agent, Escrow Agent is hereby authorized to make such payment in accordance with the aforesaid demand. If Escrow Agent receives written objection from the other party to the proposed payment of the Escrow Deposit pursuant to the aforesaid demand within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold the Escrow Deposit until otherwise directed by written instructions from Seller and Purchaser or a final judgment or a court of competent jurisdiction. Escrow Agent, however, shall have the right at any time to deposit the Escrow Deposit with the clerk of any court of competent jurisdiction in the State of New York, and Escrow Agent shall give written notice of such deposit to Seller and Purchaser, and upon such deposit being made, Escrow Agent shall be discharged from all obligations and responsibilities hereunder. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent may act upon any writing believed by it in good faith to be genuine and to be signed and presented by the proper person and the Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Escrow Agent shall have no duties or responsibilities except as set forth herein. Escrow Agent shall not be bound by any modification of the Agreement unless the same is in writing and signed by Purchaser and Seller and if Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent. If the Escrow Deposit shall not earn any interest or income, or if no interest or income shall be paid thereon by reason of the withdrawal of proceeds, or part thereof, under the provisions of this Agreement or before interest shall be earned or credited, or during any period of reasonable delay in opening the account, Escrow Agent shall not be liable by reason thereof.

                                   ARTICLE 24

                                  MISCELLANEOUS

         24.1 TAX FREE EXCHANGE. Purchaser acknowledges that Seller or one or more of the parties comprising Seller may structure this transaction as a tax free exchange under IRC Section 1031 and agrees to execute such documents as such Seller may reasonably request in connection therewith. This provision shall survive Closing.

         24.2 MERGER. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements are merged into this Agreement. Neither this Agreement nor any provisions hereof may be modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. Unless otherwise provided herein, no provision of this Agreement may be waived except by an instrument in writing signed by the party against which the enforcement of such waiver is sought.

         24.3     HEADINGS.   The Article,  Section,  Schedule and Exhibit
headings used herein are for convenience only, and are not to be used in determining the meaning of this Agreement or any part hereof.

         24.4     GOVERNING LAW.   This Agreement and its interpretation and
enforcement shall be governed by the laws of the State of New York without regard to conflict of law principles.

         24.5 JURISDICTION. For the purposes of any suit, action or proceeding involving this Agreement, Seller and Purchaser hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of New York, and consent that any order, process, notice of motion or other application to or by any such court, or a judge thereof, may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and Seller and Purchaser agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. In furtherance of such agreement, Seller and Purchaser agree upon the request of the other party to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

         24.6 WAIVER OF VENUE AND INCONVENIENT FORUM CLAIMS. Seller and Purchaser hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New York, and hereby further irrevocably waive any claim that any such suit, action or proceeding is brought in any inconvenient forum.

         24.7 WAIVER OF JURY TRIAL. Each of the parties hereto waives, irrevocably and unconditionally, any and all right to trial by jury in any action brought on, under, or by virtue of, or relating in any way to this Agreement or the transactions contemplated hereby, or any of the documents executed in connection herewith, the Property, or any claims, defenses, rights of set-off or other actions pertaining hereto or to any of the foregoing.

         24.8     SUCCESSORS AND ASSIGNS.   This Agreement shall be binding on
and inure to the benefit of the successors and permitted assigns of the parties hereto.

         24.9 INVALID PROVISIONS. If any term or provision of this Agreement, or any part of any term or provision, or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement or the application of such term or provision or remainder thereof to persons or circumstances other than those as to which it is held invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         24.10 SCHEDULES AND EXHIBITS. All Schedules and Exhibits which are annexed to this Agreement are a part of this Agreement and are incorporated herein by reference.

         24.11 NO OTHER PARTIES. The provisions of this Agreement are for the sole benefit of the parties to this Agreement and their successors and permitted assigns, and shall not give rise to any rights by or on behalf of anyone other than such parties, and no party is intended to be a third party beneficiary hereof. No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Purchaser and Seller and their permitted assigns any rights of any nature whatsoever.

         24.12 INTERPRETATION. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

         24.13 COUNTERPARTS; FAXED SIGNATURES. This Agreement may be executed in multiple counterparts, each of which shall, when executed, be deemed to be an original, and all of which when taken together shall constitute but one agreement. Each party may rely upon a faxed counterpart of this Agreement executed and delivered by the other party as if such counterpart were an original counterpart.

         24.14 BINDING EFFECT. This Agreement shall not become a binding obligation upon Seller until the same has been fully executed by Purchaser and Seller, and until a fully executed original counterpart thereof has been delivered by Seller to Purchaser.

         24.15 RECORDATION. Neither this Agreement, nor any other document related hereto, nor any memorandum thereof shall be recorded, and any such recording shall be void and of no force or effect.

         24.16 LITIGATION FEES. In the event that any litigation arises under this Agreement, the prevailing party (which term shall mean the party which obtains substantially all of the relief sought by such party) shall be entitled to recover, as part of its judgment, reasonable attorneys' fees.

         24.17 SINGULAR/PLURAL. The use of the singular shall be deemed to include the plural, and vice versa, whenever the context so requires.

         24.18 SIGNATORIES OF SELLER. The individual executing this Agreement as a Trustee is acting solely in his capacity as trustee, and not in his individual capacity, and shall incur no personal liability on account of such execution.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sale and Purchase as of the date first above written.

                           THE BENENSON CAPITAL COMPANY, a New York general partnership

                           By:  The Charles B. Benenson Family Trust, a partner

                                By:  /s/ Charles B. Benenson
                                    -------------------------------------------
                                             Charles B. Benenson, Trustee

                                     /s/ Lawrence A. Benenson
                                    -------------------------------------------
                                             Lawrence A. Benenson

                                     /s/ Raymond E. Benenson
                                    -------------------------------------------
                                             Raymond E. Benenson
                                                                , as Seller

                           YORK AVENUE DEVELOPMENT, INC.

                           By: /s/ William F. Ruprecht
                               ------------------------------------------------
                               WILLIAM F. RUPRECHT, as Purchaser

The undersigned, Escrow Agent, agrees to hold the proceeds of the Deposit in accordance with the provisions of Section 23.2.

Goldfarb & Fleece

By: /s/ Emmanuel Lubin
    -------------------------------------------
    EMMANUEL LUBIN

                                   SCHEDULE A

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of York Avenue (formerly Avenue A) and the southerly side of 72nd Street; running thence in a southerly direction along the easterly side of York Avenue 204 feet 4 inches to the corner formed by the intersection of the easterly side of York Avenue and the northerly side of 71st Street; running thence in an easterly direction along the northern side of 71st Street, 198 feet; thence in a northerly direction and parallel with York Avenue 204 feet 4 inches to the southerly side of 71st Street; and thence in a westerly direction along the southerly side of 72nd Street 198 feet to the point or place of BEGINNING.

                                   SCHEDULE B

     1. Consent by any former owner of the Property for the erection of any structure or structures on, under or above any street or streets on which the Property may abut.

     2. Present and future zoning laws, ordinances, resolutions and regulations of the City of New York and all present and future ordinances, laws, regulations, requirements and orders of all departments, boards, bureaus, commissions, bodies and authorities of the federal, state or municipal governments now or hereafter having or acquiring jurisdiction of the Property and the use and improvement thereof.

     3. Revocable nature of the right, if any, to maintain vaults, vault spaces, basement and subbasement spaces, areas, marquees or signs, beyond the building lines.

     4. Violations of laws, ordinances, orders or requirements that might be disclosed by an examination and inspection or search of the Property by any federal, state or municipal department or authority having jurisdiction, as the same may exist on the Closing Date.

     5. The condition and state of repair of the Property as the same may be on the Closing.

     6.   Restrictive covenants recorded in Liber 1199 of Conveyances, page 151.

     7. The Lease as referenced in Memorandum of Lease dated as of July 25, 1979, recorded in Reel 490, Page 1477.

     8.   Any liens or encumbrances affecting Lessee's interest in the Lease.

     9. Unpaid real estate taxes, assessments, water rates, sewer rents and charges, and governmental impositions, duties and charges of every kind or nature whatsoever, levied, assessed or imposed or a lien upon the Property.

     10.  Rights of subtenants and occupants under the Lease.

     11.  Section 4.1 of the Agreement of which this Schedule is a part.

     12. The Option Agreement as referenced in Memorandum thereof recorded in Reel 556 Page 868.

     13. Exchange Agreement between Seller and 089 Nosidam Corp. as the same may have been amended to date.

     14. Exchange Agreements, between Seller and Purchaser and a Memorandum thereof recorded in Reel 1180, Page 1573 as the same may have been amended to date.

                                   SCHEDULE C

                        CERTIFICATE OF NON-FOREIGN STATUS

                  To inform _____________  _______________  ____________  ______
___________  __________________________________________________________________
("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1954, as amended ("Code") will not be required by, THE BENENSON CAPITAL COMPANY, a New York general partnership ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

     2.   Transferor's U.S. employer identification number is 13-6593262.

         Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

                     THE BENENSON CAPITAL COMPANY,

                     a New York general partnership

                     By:      The Charles B. Benenson Family Trust, a partner

                              By:______________________________________
                                       Charles B. Benenson, Trustee

__________, 2000

                                                   SCHEDULE C-1

                        CERTIFICATE OF NON-FOREIGN STATUS

                  To inform ___________________________________________________
______________________________________________________________________________
("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1954, as amended ("Code") will not be required by LAWRENCE A. BENENSON ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

          1. Transferor is not a foreign corporation, foreign partnership, foreign trust, estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

          2.   Transferor's U.S. social security number is ###-##-####.

         Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

                          ------------------------------------
                                 Lawrence A. Benenson

__________, 2000

                                  SCHEDULE C-2

                        CERTIFICATE OF NON-FOREIGN STATUS

                  To inform ___________________________________________________
________________________________________________________________________________
("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1954, as amended ("Code") will not be required by RAYMOND E. BENENSON("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

          1. Transferor is not a foreign corporation, foreign partnership, foreign trust, estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

          2.   Transferor's U.S. social security number is ###-##-####.

         Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

                          ------------------------------------
                                  Raymond E. Benenson

__________, 2000

                                                   SCHEDULE C-3

                                   SCHEDULE D

                                    GUARANTY

               KNOW ALL MEN BY THESE PRESENTS THAT

               WHEREAS:

               1. The Benenson Capital Company, a New York general partnership, Lawrence A. Benenson and Raymond E. Benenson, (referred to collectively herein as "SELLER") having an office at 708 Third Avenue, New York, New York 10017, concurrently with the delivery of this instrument has entered into an Agreement of Sale and Purchase of even date herewith, with York Avenue Development, Inc. (referred to herein as "PURCHASER"), a New York corporation, having an office at 1334 York Avenue, New York, New York 10021, affecting premises known as and by the street number 1334 York Avenue in the Borough of Manhattan, City, County and State of New York, which aforesaid agreement is hereby incorporated in this instrument by reference (the aforesaid agreement is referred to herein as the "AGREEMENT" and the premises demised therein is referred to herein as the "PREMISES"); and

               2. The undersigned, Sotheby's Holdings, Inc., a Michigan corporation (referred to herein as "GUARANTOR"), having an office at 1334 York Avenue, New York, New York 10021, is the indirect owner of all of the issued and outstanding stock of Purchaser; and

               3. Guarantor acknowledges that Seller would not enter into the Agreement unless this Guaranty accompanied the execution and delivery of the Agreement.

               NOW, THEREFORE, in consideration of the execution and delivery of the Agreement by Seller and Purchaser, and of other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Guarantor;

          FIRST: The undersigned Guarantor does hereby:

11                Covenant and agree with Seller that if Purchaser, its
          successors or assigns, shall default at any time in the payment of the Purchase Price or any part thereof or any other payments provided to be paid by Purchaser in the Agreement (collectively, the "Amounts"), or in the observance or performance of any of the terms, covenants or conditions of the Agreement on Purchaser's part to be observed or performed, and such defaults shall not be cured before the expiration of any applicable grace period, then Guarantor will, on not less than ten (10) days prior written notice, well and truly observe and perform said terms, covenants and conditions and pay to Seller the Amounts and any other charges payable by Purchaser under the Agreement, or any arrears thereof that may remain due to Seller, and all damages, including, but not limited to, any damages payable pursuant to the Agreement that may arise in consequence of Purchaser's insolvency or such default in the observance or performance of any of said terms, covenants or conditions; and

12                Covenant and agree with Seller that Guarantor may, at Seller's option, be joined in any action or proceeding commenced by Seller against Purchaser in connection with or based upon the Agreement or any term, covenant or condition thereof, and that recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor without Seller, or its assigns, first asserting, prosecuting or exhausting any remedy or claim against Purchaser, its successors or assigns; and

13                Covenant  and agree with  Seller that this  Guaranty  shall remain and continue in full force and effect notwithstanding any modifications or amendments of the Agreement; and

14                Covenant to indemnify and save Seller harmless of and from all cost, liability, damage and expense including, but not limited to, reasonable counsel fees, which may arise by reason of Purchaser's default under the Agreement and not cured before the expiration of any applicable grace period, or Purchaser's insolvency, or Guarantor's default hereunder; and

15                Covenant and agree with Seller that this Guaranty shall not be terminated, affected or impaired by reason of any action which Seller may take or fail to take against Purchaser or by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Seller in the Agreement, or otherwise, provided, however, that Guarantor shall be entitled to the same defenses that may legally be asserted by Purchaser; and


                                       2
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16                Waive notice of the  acceptance  of this  Guaranty and of any and all defaults by Purchaser in the payment of the Amounts, and of any and all defaults by Purchaser in the observance or performance of any of the terms, covenants or conditions of the Agreement on Purchaser's part to be observed or performed, and of any and all notices or demands which may be given by Seller to Purchaser, whether or not required to be given to Purchaser under the terms of the Agreement; and

17                Acknowledge  that this Guaranty is a guarantee of payment and not of collection in respect to any obligations which may accrue to Seller from Purchaser under the provisions of the Agreement; and

18                Covenant to and agree with Seller that the validity  hereunder shall in no way be terminated, affected or otherwise impaired by reason of any assignment or transfer of Purchaser's interest in the Agreement; and

19                Covenant to and agree with Seller that no failure to exercise and no delay in exercising, on the part of Seller, of any right, power or privilege under this Guaranty or at law shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies provided in this Guaranty are cumulative and not exclusive of any rights or remedies provided by law.


          SECOND: The provisions of this Guaranty shall be binding upon said Guarantor, its successors and assigns and shall inure to the benefit of Seller, its successors and assigns, and shall not be deemed waived or modified unless specifically set forth in writing, executed by Seller and delivered to Guarantor.

          THIRD: Guarantor agrees that any bills, statements, notices, demands, requests or other communications given or required to be given to Guarantor under this Guaranty at Seller's election, shall be addressed to Guarantor at the above address, by certified mail, return receipt optional.

          FOURTH: The officer executing this Guaranty on behalf of the undersigned Guarantor represents to Seller that said officer has been duly authorized by the undersigned


                                       3
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Guarantor to execute and deliver this Guaranty on behalf of the undersigned
Guarantor and that execution and delivery of this Guaranty is a proper and authorized act of the undersigned Guarantor and does not violate the Articles of Incorporation or the By-Laws of the undersigned Guarantor or the Laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned Guarantor has signed and sealed this Guaranty this day of September, 1999.

                                    Sotheby's Holdings, Inc.


                                    By: ------------------------


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                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK  )

                   : ss.:

COUNTY OF NEW YORK )

                  On the _____ day of _______________, in the year ___ before me, the undersigned, a Notary Public in and said State, personally appeared ____________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature (s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                              --------------------------
                                                     Notary Public

                  RE: PROPERTY: 1334 YORK AVENUE, NEW YORK CITY

                  Sotheby's, Inc., Lessee ("Lessee") under the Lease ("Lease") described in Section 1.1.5 of the Agreement of Sale and Purchase dated __________, 1999 between THE BENENSON CAPITAL COMPANY, LAWRENCE A. BENENSON and RAYMOND E. BENENSON, as Seller, and YORK AVENUE DEVELOPMENT, INC., as Purchaser, does hereby waive Lessee's First Refusal Option on Sale contained in Section 57 of the Lease with reference to the sale and conveyance to Lessee of the fee of the property covered by said Lease.

Dated:   September __, 1999

                                   SOTHEBY'S, INC.

                                   By: /s/ William F. Ruprecht
                                       -----------------------------------------
                                       WILLIAM F. RUPRECHT